Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

Data443 Risk Mitigation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(2)		Fee Rate	Amount of Registration Fee (3)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid
	Equity	Common Stock, par value $0.001 per share (“Common Stock”)	Rule 457(c)	—	—	$6,900,000		0.0001476	$1,018.44
	Equity	Warrants to purchase Common Stock	Rule 457(c)	—	—	—	(4)	0.0001476	—	(4)
	Equity	Common Stock underlying Warrants (5)(6)	Rule 457(c)	—	—	$6,900,000		0.0001476	$1,018.44
	Equity	Representative’s Warrants to purchase Common Stock (7)	Rule 457(c)	—	—	—	(4)	0.0001476	—	(4)
	Equity	Common Stock underlying representative’s warrants (8)	Rule 457(c)	—	—	$690,000		0.0001476	$101.84
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$14,490,000			$2,128.72
	Total Fees Previously Paid								$3,115.90
	Total Fee Offsets
	Net Fee Due								$0

(1)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes the offering price of shares of common stock that the Underwriter has the option to purchase to cover over-allotments, if any.

(2)	Pursuant to Rule 416 under the Securities, the shares of common stock registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(3)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

(4)	No separate fee is required pursuant to Rule 457(i) of the Securities Act.

(5)	There will be issued Warrants to purchase one share of Common Stock for every one share of Common Stock offered. The Warrants are exercisable at a per share price equal to 100% of the Common Stock public offering price.

(6)	Includes shares of Common Stock which may be issued upon exercise of additional Warrants which may be issued upon exercise of 45-day option granted to the Underwriter to cover over-allotments, if any.

(7)	In accordance with Rule 457(g) under the Securities Act, because the Common Stock underlying the Underwriter Warrants are registered hereby, no separate registration fee is required with respect to the Underwriter Warrants registered hereby.

(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Underwriter Warrants are exercisable into a number of shares of common stock equal to 5% of the aggregate number of shares of common stock included in the Units sold in the offering plus the number of shares underlying the warrants included in the Units sold in the offering, excluding upon exercise the option to purchase additional securities, at a per share exercise price equal to 100% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date